UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Dean Foods Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dean Foods Company

April 30, 2014

Supplement to Notice of Meeting of Stockholders and

Definitive Proxy Statement Dated April 11, 2014

The following information is related to the Dean Foods Company (the “Company”) 2014 Annual Meeting of Stockholders and amends and supplements the related Definitive Proxy Statement filed with the Securities and Exchange Commission on April 11, 2014.

Proposal Two: Adoption and Approval of an Amendment to the Company’s Restated Certificate of Incorporation, as amended, Decreasing the Total Number of Authorized Shares of our Capital Stock

Following its review of the Company’s Definitive Proxy Statement, the New York Stock Exchange (the “NYSE”) determined that Proposal Two: Adoption and Approval of an Amendment to the Company’s Restated Certificate of Incorporation, as amended, Decreasing the Total Number of Authorized Shares of our Capital Stock was a “routine” proposal. Brokers have discretionary voting power to vote only on matters considered to be routine. Therefore, pursuant to the rules of the NYSE, your broker, in its discretion, will be permitted to vote for you without instruction with respect to Proposal Two, as well as Proposal Four regarding the ratification of Deloitte & Touche LLP.

If your shares are held in “street name” and you do not instruct your broker how to vote your shares, your brokerage firm will leave your shares unvoted (a “broker non-vote”) with respect to all proposals other than Proposals Two and Four.